                                                                     EXHIBIT 2.1




















                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                          SNYDER COMMUNICATIONS, INC.

                          SNYDER AR ACQUISITION, LLC

                          ARNOLD COMMUNICATIONS, INC.

                                      AND

         THE STOCKHOLDERS OF ARNOLD COMMUNICATIONS, INC. PARTY HERETO


                                March 25, 1998

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE 1 - DEFINITIONS.................................................................................   1
     1.1    Terms Defined in This Agreement.............................................................   1
            -------------------------------

ARTICLE 2 - MERGER, EFFECTIVE TIME, CLOSING.............................................................   6
     2.1    Merger......................................................................................   6
            ------
     2.2    Effective Time..............................................................................   6
            --------------
     2.3    The Closing.................................................................................   6
            -----------

ARTICLE 3 - ARTICLES OF ORGANIZATION; BY-LAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..........   6
     3.1    Articles of Organization....................................................................   6
            ------------------------
     3.2    By-Laws.....................................................................................   6
            -------
     3.3    Directors and Officers......................................................................   6
            ----------------------

ARTICLE 4 - CONSIDERATION; PAYMENT OF CONSIDERATION.....................................................   8
     4.1    Cash Consideration..........................................................................   8
             -----------------
     4.2    Share Consideration; Conversion or Cancellation of Arnold Common Shares.....................   8
            -----------------------------------------------------------------------
     4.3    Payment of Share Consideration..............................................................   8
            ------------------------------
     4.4    Fractional Snyder Common Shares.............................................................   8
            -------------------------------

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..........................................   9
     5.1    Authorization of Transaction................................................................   9
            ----------------------------
     5.2    Noncontravention............................................................................   9
            ----------------
     5.3    Investment..................................................................................   9
            ----------
     5.4    Arnold Common Shares........................................................................  10
            --------------------

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF ACQUISITION AND SNYDER....................................  10
     6.1    Organization of Acquisition and Snyder......................................................  10
            --------------------------------------
     6.2    Capital Stock...............................................................................  10
            -------------
     6.3    Authorization for Common Stock..............................................................  10
            ------------------------------
     6.4    Authorization of Transaction................................................................  10
            ----------------------------
     6.5    Noncontravention............................................................................  11
            ----------------
     6.6    Brokers' Fees...............................................................................  11
            -------------
     6.7    Snyder SEC Reports..........................................................................  11
            ------------------
     6.8    Books and Records...........................................................................  11
            -----------------

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES CONCERNING ARNOLD............................................  12
     7.1    Organization, Qualification, and Corporate Power............................................  12
            ------------------------------------------------

     7.2    Capitalization..............................................................................  12
            --------------
     7.3    Authorization of Transaction................................................................  12
            ----------------------------
     7.4    Noncontravention............................................................................  13
            ----------------
     7.5    Title to Assets.............................................................................  13
            ---------------
     7.6    Subsidiaries................................................................................  13
            ------------
     7.7    Financial Statements........................................................................  13
            --------------------
     7.8    Events Subsequent to the Most Recent Fiscal Year End Statements.............................  14
            ---------------------------------------------------------------
     7.9    Undisclosed Liabilities.....................................................................  15
            -----------------------
     7.10   Legal Compliance............................................................................  16
            ----------------
     7.11   Taxes.......................................................................................  16
            -----
     7.12   Real Property...............................................................................  18
            -------------
     7.13   Intellectual Property.......................................................................  19
            ---------------------
     7.14   Tangible Assets.............................................................................  20
            ---------------
     7.15   Contracts...................................................................................  20
            ---------
     7.16   Notes and Accounts Receivable...............................................................  21
            -----------------------------
     7.17   Powers of Attorney..........................................................................  21
            ------------------
     7.18   Insurance...................................................................................  21
            ---------
     7.19   Litigation..................................................................................  22
            ----------
     7.20   Employees...................................................................................  22
            ---------
     7.21   Employee Benefits...........................................................................  22
            -----------------
     7.22   Guaranties..................................................................................  24
            ----------
     7.23   Environment, Health, and Safety.............................................................  24
            -------------------------------
     7.24   Relationships with Customers................................................................  24
            ----------------------------
     7.25   Customers...................................................................................  24
            ---------
     7.26   Relationships with Customers and Suppliers..................................................  25
            ------------------------------------------
     7.27   Employee and Stockholder Indebtedness.......................................................  25
            -------------------------------------
     7.28   Product Liability...........................................................................  25
            -----------------
     7.29   Bank Accounts...............................................................................  25
            -------------
     7.30   Related Party Agreements....................................................................  25
            ------------------------
     7.31   Change in Control...........................................................................  25
            -----------------
     7.32   Brokers Fees................................................................................  26
            ------------
     7.33   Disclosure..................................................................................  26
            ----------
     7.34   Wolf Group..................................................................................  26
            ----------
     7.35   Phantom Equity..............................................................................  26
            --------------

ARTICLE 8 - POST-CLOSING CONVENANTS.....................................................................  26
     8.1    General.....................................................................................  26
            -------
     8.2    Litigation Support..........................................................................  26
            ------------------
     8.3    Transition..................................................................................  27
            ----------
     8.4    Confidentiality.............................................................................  27
            ---------------
     8.5    Non-Solicitation and Non-Competition........................................................  27
            ------------------------------------
     8.6    Snyder Common Shares........................................................................  28
            --------------------
     8.7    Pooling of Interests........................................................................  29
            --------------------
     8.8    Stock Options...............................................................................  29
            -------------
     8.9    Effect on Options to Acquire Company Common Stock...........................................  29
            -------------------------------------------------

ARTICLE 9 - CONDITIONS TO OBLIGATION TO CLOSE...........................................................  30
     9.1    Conditions to Each Party's Obligation.......................................................  30
            -------------------------------------
     9.2    Conditions to Obligation of Acquisition and Snyder..........................................  31
            --------------------------------------------------

      9.3    Conditions to Obligation of the Stockholders and Arnold.....................................  31
             -------------------------------------------------------
ARTICLE 10 - INCOME TAX MATTERS..........................................................................  32
     10.1    Preparation of Tax Returns; Taxable Year....................................................  32
             ----------------------------------------
     10.2    Section 338(h)(10) Election.................................................................  32
             ---------------------------
     10.3    Cooperation.................................................................................  33
             -----------

ARTICLE 11 - INDEMNIFICATION.............................................................................  34
     11.1    Indemnity Obligations of the Stockholders...................................................  34
             -----------------------------------------
     11.2    Indemnity Obligations of Snyder.............................................................  34
             -------------------------------
     11.3    Appointment of Representative...............................................................  34
             -----------------------------
     11.4    Notification of Claims......................................................................  35
             ----------------------
     11.5    Survival....................................................................................  36
             --------
     11.6    Limitations.................................................................................  36
             -----------
     11.7    Escrow......................................................................................  37
             ------
     11.8    Snyder Payment of Stockholder Indemnity Claims..............................................  37
             ----------------------------------------------

ARTICLE 12 - MISCELLANEOUS...............................................................................  37
     12.1    Press Releases and Public Announcements.....................................................  37
             ---------------------------------------
     12.2    No Third Party Beneficiaries................................................................  38
             ----------------------------
     12.3    Entire Agreement............................................................................  38
             ----------------
     12.4    Succession and Assignment...................................................................  38
             -------------------------
     12.5    Counterparts................................................................................  38
             ------------
     12.6    Headings....................................................................................  38
             --------
     12.7    Notices.....................................................................................  38
             -------
     12.8    GOVERNING LAW...............................................................................  39
             -------------
     12.9    Amendments and Waivers......................................................................  39
             ----------------------
     12.10   Severability................................................................................  39
             ------------
     12.11   Expenses....................................................................................  39
             --------
     12.12   Construction................................................................................  40
             ------------
     12.13   Incorporation of Exhibits and Schedules.....................................................  40
             ---------------------------------------
     12.14   Specific Performance........................................................................  40
             --------------------
     12.15   Dispute Resolution..........................................................................  40
             ------------------
     12.16   Counterparts................................................................................  41
             ------------

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of March 25,
                                             ---------
1998, by and among Snyder Communications Inc., a Delaware corporation ("Snyder"), Snyder AR Acquisition, LLC, a Delaware limited liability company
  ------
("Acquisition"), Arnold Communications, Inc., a Massachusetts corporation
-------------
("Arnold"), and the voting stockholders of Arnold listed in Section 7.2 of the
--------
Disclosure Schedule (each individually a "Stockholder," and together
                                          -----------
collectively the "Stockholders").  Snyder, Acquisition, Arnold and the
                  ------------
Stockholders are referred to collectively herein as the "Parties" and each
                                                         -------
individually as a "Party."
                   -----

                                   RECITALS:

     WHEREAS, Snyder desires to acquire, and the stockholders of Arnold desire to sell, all of the outstanding capital stock of Arnold for Snyder Common Shares (as defined herein) and cash; and

     WHEREAS, Snyder desires to acquire directly from the non-voting stockholders of Arnold the portion of the capital stock of Arnold for which cash will be paid (the "Cash Purchase") and to acquire from the Stockholders the
                   -------------
balance of the outstanding capital stock of Arnold for Snyder Common Shares pursuant to a merger whereby Acquisition will be merged with and into Arnold, with Arnold being the surviving corporation (the "Merger"); and
                                                  ------

     WHEREAS, the Parties hereto desire to consummate the Merger upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law (the "MBCL") and the Delaware Limited
                                             ----
Liability Company Act (the "DLLCA"); and
                            -----

     WHEREAS, the Parties hereto desire that the Cash Purchase and the Merger occur simultaneously; and

     WHEREAS, the Parties hereto intend that the transactions contemplated hereby constitute a "qualified stock purchase" for purposes of Section 338 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be treated
                                                    ----
for tax purposes, in accordance with Section 338(h)(10) of the Code and comparable provisions of state and local law, as a purchase of the assets of Arnold.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the Parties agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     1.1  Terms Defined in This Agreement.  As used in this Agreement, the
          -------------------------------
following terms shall have the respective meanings set forth below:

     "Acquisition" has the meaning set forth in the preamble hereto.
      -----------

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of (S)
      ----------------
1504 of the Code, or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" has the meaning set forth in the preamble hereto.
      ---------

     "Arnold" has the meaning set forth in the preamble hereto.
      ------

     "Arnold Common Shares" means the voting and non-voting, no par value,
      --------------------
common stock of Arnold.

     "Arnold Share Certificates" has the meaning set forth in Section 4.2 below.
      -------------------------

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

     "Cash Consideration" has the meaning set forth in Section 4.1 below.
      ------------------

     "Cash Shares" has the meaning set forth in Section 4.1 below.
      -----------

     "Certificate of Merger" has the meaning set forth in Section 2.2 below.
      ---------------------

     "Closing" has the meaning set forth in Section 2.3 below.
      -------

     "Closing Date" has the meaning set forth in Section 2.3 below.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of Arnold or Snyder that is not already generally available to the public.

     "Deemed Escrow Value" has the meaning set forth in Section 11.7(b) below.
      -------------------

     "Disclosure Schedule" has the meaning set forth in the first paragraph of
      -------------------
Article 7 below.

     "Effective Time" has the meaning set forth in Section 2.2 below.
      --------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)
      -----------------------------
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)
      -----------------------------
3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive
      --------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery

Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Escrow Deposit" has the meaning set forth in Section 11.7(a) below.
      --------------

     "Extremely Hazardous Substance" has the meaning set forth in (S) 302 of the
      -----------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S) 3(21).
      ---------

     "Financial Statements" has the meaning set forth in Section 7.7 below.
      --------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Governmental Authority" means any court or tribunal or administrative,
      ----------------------
governmental or regulatory body, agency or authority, whether domestic or foreign.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Indemnification Threshold" has the meaning set forth in Section 11.6
      -------------------------
below.

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential Information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" of Arnold or of the Stockholders means matters actually known
      ---------
by the Stockholders after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means, as to any Party, a material adverse effect
      -----------------------
on the business, properties, results of operations, condition (financial or otherwise) or prospects of such Party.

     "Merger" has the meaning set forth in the recitals hereto.
      ------

     "Merger Share Price" has the meaning set forth in Section 4.2 below.
      ------------------

     "Most Recent Balance Sheet" means the balance sheet contained within the
      -------------------------
Most Recent Year-End Statements.

     "Most Recent Year-End" Statements means the Financial Statements as of and
      --------------------------------
for the year ended as of the Most Recent Fiscal Year-End.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 7.7
      ---------------------------
below.

     "Multiemployer Plan" has the meaning set forth in ERISA (S) 3(37).
      ------------------

     "NYSE" means the New York Stock Exchange, Inc.
      ----

     "Non-Voting Stockholders" means the holders of non-voting stock of Arnold,
      -----------------------
except that R. Britton, and R. Lawner, who own both voting and non-voting shares, will be deemed to be Stockholders with respect to all of their shares.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" or "Parties" has the meaning set forth in the preamble hereto.
      -----      -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof).

     "Phantom Stockholders" refers to R. Cipriani, L. Wickersham, A. Hunt and P.
      --------------------
Hanley, each of whom has value participation interests in Arnold.

     "Prohibited Transaction" has the meaning set forth in ERISA (S) 406 and
      ----------------------
Code (S) 4975.

     "Reportable Event" has the meaning set forth in ERISA (S) 4043.
      ----------------

     "Representative" has the meaning set forth in Section 11.3 below.
      --------------

     "SEC" means the Securities and Exchange Commission.
      ---

     "Section 338(h)(10) Elections" has the meaning set forth in Section 10.2
      ----------------------------
below.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Share Consideration" has the meaning set forth in Section 4.2 below.
      -------------------

     "Snyder" has the meaning set forth in the preamble hereto.
      ------

     "Snyder Common Shares" has the meaning set forth in Section 6.2 below.
      --------------------

     "Stockholders" has the meaning set forth in the preamble hereto.
      ------------

     "Subsidiary" means any corporation or other Person with respect to which a
      ----------
specified Person (or a Subsidiary thereof) owns a majority of the common stock or other ownership interests or has the power to vote or direct the voting of sufficient securities or interests to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2.1 below.
      ---------------------

     "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or
      ---      -----
other assessments by any Governmental Authority, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any liability in respect of any Tax as a result of being a member of any Affiliated Group, including any consolidated, combined, unitary or similar group.

     "Tax Return" means any return (including any consolidated, combined or
      ----------
unitary return in which Arnold or any of its Subsidiaries is, or was, included or includable), declaration, report, claim for refund, separate election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Section 11.4 below.
      -----------------

                                   ARTICLE 2
                        MERGER; EFFECTIVE TIME; CLOSING

     2.1  Merger.  Subject to the terms and conditions of this Agreement and the
          ------
MBCL and the DLLCA, at the Effective Time, Acquisition and Arnold shall consummate the Merger in which (i) Acquisition shall be merged with and into Arnold and the separate existence of Acquisition shall thereupon cease, (ii) Arnold shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the Commonwealth of Massachusetts and
(iii) the separate corporate existence of Arnold with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth
           ---------------------
in the MBCL and the DLLCA.

     2.2  Effective Time.  On the Closing Date, subject to the terms and
          --------------
conditions of this Agreement, Acquisition and Arnold shall (i) cause to be executed Articles of Merger in the form required by the MBCL and the DLLCA (the "Certificate of Merger"), and (ii) cause the Articles of Merger to be filed with
 ---------------------
the Massachusetts Secretary of State and the Certificate of Merger with the Delaware Secretary of State as provided in the MBCL and the DLLCA. The Merger shall become effective at such time as the Articles of Merger has been duly filed with the Massachusetts Secretary of State and the Certificate of Merger with the Delaware Secretary of State or such other time as is agreed upon by the Representative and Snyder and specified in the Certificate of Merger. Such time is hereinafter referred to as the "Effective Time."
                                   --------------

     2.3  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Posternak,
                -------
Blankstein & Lund, L.L.P., in Boston, Massachusetts commencing at 9:00 a.m. local time on March 25, 1998 or such other place or time or on such other date as Snyder and the Representative may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article 9 (the "Closing
                                                                     -------
Date").
----

                                   ARTICLE 3
                      ARTICLES OF ORGANIZATION; BY-LAWS;
                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     3.1  Articles of Organization.  The articles of organization of Arnold, as
          ------------------------
in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation until thereafter amended as provided therein and under the MBCL.

     3.2  By-Laws.  The by-laws of Arnold, as in effect immediately prior to the
          -------
Effective Time, shall be the by-laws of the Surviving Corporation.

     3.3  Directors and Officers.  The directors and officers of Arnold
          ----------------------
immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, provided that Michele D. Snyder shall also be duly elected as a director, from and after the Effective Time and until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of organization and by-laws of the Surviving Corporation.

                                   ARTICLE 4
                    CONSIDERATION; PAYMENT OF CONSIDERATION

     4.1  Cash Consideration.  On the Closing Date, as part of the transactions
          ------------------
contemplated by this Agreement and immediately prior to the Effective Time, the Non-Voting Stockholders shall sell, assign, transfer and deliver to Snyder and Snyder shall purchase, acquire and accept from them, 1,252.66 Arnold Common Shares (the "Cash Shares"), free and clear of any Security Interest. In
             -----------
consideration for the sale, assignment, transfer and delivery of the Cash Shares, Snyder shall pay to them cash in the amount of $2,091,516 (the "Cash
                                                                         ----
Consideration"). The Cash Consideration shall be paid at the Closing, upon
-------------
receipt by Snyder of the stock certificate or certificates representing the Cash Shares, duly endorsed for transfer or accompanied by a duly executed stock power, as appropriate, with required transfer stamps, if any, attached. The purchase by Snyder of the Cash Shares for the Cash Consideration pursuant to this Section 4.1 shall be a condition precedent to the Closing.

     4.2  Share Consideration; Conversion or Cancellation of Arnold Common
          ----------------------------------------------------------------
Shares.  At the Effective Time, by virtue of the Merger and without any action
------
by the Parties, (A) all of the outstanding Arnold Common Shares other than the Cash Shares shall be converted into the right to receive 2,696,213 Snyder Common Shares which number was determined by dividing $113,240,958 by $42 (the "Merger
                                                                         ------
Share Price") (the aggregate number of Snyder Common Shares to be received by
-----------
the holders of the Arnold Common Shares being the "Share Consideration"), (B)
                                                   -------------------
all of the outstanding Arnold Common Shares shall cease to be outstanding, and shall be cancelled and retired and shall cease to exist, and each Stockholder, as the holder of certificates representing such Arnold Common Shares (the

"Arnold Share Certificates"), shall cease to have any rights with respect
--------------------------
thereto, except the right to receive Snyder Common Shares therefor upon the surrender of such certificates in accordance with this Section 4.2 and cash in lieu of fractional Snyder Common Shares as set forth in Section 4.4 and (C) the outstanding membership interest in Acquisition shall be converted into one hundred (100) shares of voting common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

     4.3  Payment of Share Consideration.  At or promptly following the Closing,
          ------------------------------
upon surrender to Snyder of the Arnold Share Certificates by the Stockholders for cancellation, together with any other required documents, the Stockholders shall receive the Snyder Common Shares issuable in the Merger, less the shares to be placed in escrow as provided in Section 11.7.

     4.4  Fractional Snyder Common Shares.  No certificates representing
          -------------------------------
fractional Snyder Common Shares shall be issued upon surrender of any Arnold Share Certificates. In lieu of any fractional Snyder Common Shares, there shall be paid to the holder of Arnold Shares who otherwise would be entitled to receive a fractional Snyder Common Share an amount of cash (without interest) determined by multiplying such fraction by the Merger Share Price.


                                   ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     Each Stockholder severally represents and warrants to Acquisition and Snyder that the statements contained in this Article 5 as to such Stockholder are correct and complete as of the date hereof.

     5.1  Authorization of Transaction.  Such Stockholder has full power and
          ----------------------------
authority to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms and conditions. Such Stockholder is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Authority in order to consummate the transactions contemplated by this Agreement, except in connection with the filing of the Articles of Merger with the Massachusetts Secretary of State and the Certificate of Merger with the Delaware Secretary of State.

     5.2  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government or Governmental Authority to which such Stockholder is subject, or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the such Stockholder is a party or by which such Stockholder is bound or to which any of such Stockholder's assets is subject.

     5.3  Investment.  Such Stockholder (i) understands that the Snyder Common
          ----------
Shares acquired by such Stockholder pursuant to this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being exchanged in reliance upon federal and state exemptions for transactions not involving a public offering, (ii) is acquiring the Snyder Common Shares solely for his own account for investment purposes, and not with a view towards the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and qualifies as an "accredited investor" as defined in Regulation D under the Securities Act, (iv) has received certain information concerning Snyder, including, without limitation, (A) Snyder's annual report on Form 10-K for the period ended December 31, 1996, (B) Snyder's recent quarterly reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, (C) each current report on Form 8-K filed by Snyder since December 31, 1996, in each case as filed by Snyder under the Securities Exchange Act, and (D) the most recent annual report to stockholders of Snyder for the year ended December 31, 1996 (collectively the

"Snyder SEC Reports"), and has had the opportunity to obtain additional
---------------------
information as desired in order to evaluate the merits and the risks inherent in holding Snyder Common Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding Snyder Common Shares which have not been registered under the Securities Act.

     5.4  Arnold Common Shares.  Such Stockholder holds of record and owns
          --------------------
beneficially the number of Arnold Common Shares set forth next to such Stockholder's name in Section 7.2 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any Arnold Common Shares (other than pursuant to this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Arnold Common Shares.

                                   ARTICLE 6
                        REPRESENTATIONS AND WARRANTIES
                           OF ACQUISITION AND SNYDER

     Acquisition and Snyder jointly and severally represent and warrant to Arnold and the Stockholders that the statements contained in this Article 6 are correct and complete as of the date hereof.

     6.1  Organization of Acquisition and Snyder.  Snyder is a corporation duly
          --------------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware. Acquisition is an LLC duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2  Capital Stock.  The authorized capital stock of Snyder consists of
          -------------
120,000,000 shares of common stock, $.001 par value (the "Snyder Common
                                                          -------------
Shares"), of which 56,761,086 shares are outstanding as of March 20, 1998, and 5,000,000 shares of preferred stock, of which no shares are outstanding as of the date hereof. Since March 20, 1998, Snyder has not issued any shares of capital stock except pursuant to the exercise of options outstanding on such date to purchase Snyder Common Shares. All outstanding Snyder Common Shares are, and all Snyder Common Shares issuable under stock option plans of Snyder will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. All of the Unit interests of Acquisition are owned 100% by Snyder.

     6.3  Authorization for Common Stock.  The Share Consideration will, when
          ------------------------------
issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Snyder will have any preemptive right or similar rights of subscription or purchase in respect thereof. The Share Consideration will, subject to the accuracy of the Stockholders' representations contained in
Section 5.3 hereof, be exempt from registration under the Securities Act and will be registered or exempt from registration under all applicable state securities laws.

     6.4  Authorization of Transaction.  Each of Acquisition and Snyder has full
          ----------------------------
power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Acquisition and Snyder, enforceable in accordance with its terms and conditions. Neither Acquisition nor Snyder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Authority in order to consummate the transactions contemplated by this Agreement, except in connection with the filing of the Articles of Merger with the Massachusetts Secretary of State and the Certificate of Merger with the Delaware Secretary of State.

     6.5  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government or Governmental Authority to which either Acquisition or Snyder is subject or any provision of the certificate of incorporation or by-laws of Snyder or the certificate of formation, limited liability company agreement or other similar documents of Acquisition or (ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Acquisition or Snyder is a party or by which it is bound or to which any of its assets is subject.

     6.6  Brokers' Fees.  Neither Acquisition nor Snyder has any Liability or
          -------------
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement as a result of any actions taken by Arnold or any of its Stockholders or Affiliates.

     6.7  Snyder SEC Reports.  The Snyder SEC Reports referred to in Section 5.3
          ------------------
did not contain when filed any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein, or necessary in order to make the statements or information therein, in light of the circumstances under which they were made, not misleading.

     6.8  Books and Records.   Snyder shall retain after the Closing Date all
          -----------------
material books and records pertaining to the business of Arnold prior to the Closing consistent with Arnold's current records retention policy for at least 5 years. After the Closing, the Representative shall be entitled at all reasonable times and upon reasonable notice to Snyder to have access to and to make copies of all such books and records to the extent necessary in connection with the preparation and filing of, or any audit of Arnold's or the Stockholders' tax returns. In the event Snyder desires to destroy within 5 years after Closing any of such books and records that may be required in connection with the preparation or audit of the tax returns of Arnold or the Stockholders, Snyder shall first give the Representative 30 days prior written notice and the Representative shall within 30 days of such notice have the right to remove and retain said books and records, and any books and records not so removed by the Representative may thereafter be destroyed by Snyder.


                                   ARTICLE 7
               REPRESENTATIONS AND WARRANTIES CONCERNING ARNOLD

     The Stockholders and Arnold represent and warrant to Acquisition and Snyder that the statements contained in this Article 7 are correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Stockholders and Arnold to Acquisition and Snyder on the date hereof (the

"Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs
--------------------
corresponding to the lettered and numbered paragraphs contained in this Article
7.

     7.1  Organization, Qualification, and Corporate Power.  Each of Arnold and
          ------------------------------------------------
its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of Arnold and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on Arnold or any of its Subsidiaries, and each such jurisdiction is listed in Schedule 7.1(a) of the Disclosure Schedule. Each of Arnold and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 7.1(b) of the Disclosure Schedule lists the directors and officers of Arnold. Arnold has delivered to Acquisition and Snyder correct and complete copies of the articles of organization and by-laws of Arnold and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of

Arnold in the forms in which they have been provided to Snyder are correct and complete. Each of Arnold and its Subsidiaries is not in default under or in violation of any material provision of its articles of organization or by-laws.

     7.2  Capitalization.  The entire authorized capital stock of Arnold
          --------------
consists of 200,000 shares of Voting Common Stock, no par value and 100,000 shares of Non-Voting Common Stock, no par value, of which 65,257.95 voting shares, and 3,631.16 non-voting shares, are issued and outstanding. All of the issued and outstanding Arnold Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Stockholders as set forth in Section 7.2 of the Disclosure Schedule. Except as set forth in Section 7.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Arnold to issue, sell, or otherwise cause to become outstanding any of its capital stock, nor are there are any outstanding or authorized stock appreciation, phantom stock, value participation, or similar rights with respect to Arnold. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Arnold Common Shares.

     7.3  Authorization of Transaction.  Arnold has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Arnold, enforceable in accordance with its terms and conditions. Arnold is not required give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Authority in order to consummate the transactions contemplated by this Agreement, except in connection with the filing of the Articles of Merger with the Massachusetts Secretary of State and the Certificate of Merger with the Delaware Secretary of State.

     7.4  Noncontravention.  Except as set forth in Section 7.4 of the
          ----------------
Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Arnold or any Subsidiary of Arnold is subject or any provision of the articles of organization or by-laws of Arnold or any Subsidiary of Arnold or
(ii) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Arnold or any Subsidiary of Arnold is a party or by which it is bound (excluding agreements with clients of Arnold for the provision of services) or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

     7.5  Title to Assets.  Except as set forth in Section 7.5 of the Disclosure
          ---------------
Schedule, each of Arnold and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     7.6  Subsidiaries.  (a)  Section 7.6 of the Disclosure Schedule sets forth,
          ------------
as of the date hereof, a true and complete list of all of Arnold's Subsidiaries, including the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other ownership interest owned by Arnold or another Subsidiary of Arnold or by any other Person.

     (b) All of the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and are owned beneficially and of record by Arnold free and clear of all Encumbrances. Arnold will not at the Closing, directly or indirectly, own any capital stock of or other equity interests in any corporation, partnership or other Person and neither Arnold nor any of its Subsidiaries is a member of or participant in a partnership, joint venture or similar Person.

     7.7  Financial Statements.  Arnold has delivered (collectively, the
          --------------------
"Financial Statements") to Snyder its audited consolidated balance sheets and
---------------------
statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended December 31, 1995 and 1996 and unaudited consolidated balance sheet and statement of income, as of and for the fiscal year ended December 31, 1997 (the "Most Recent Fiscal Year End.") The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the consolidated financial condition of Arnold and its Subsidiaries as of such dates and the results of operations of Arnold and its Subsidiaries for such periods, and are consistent with the books and records of Arnold and its Subsidiaries; provided, however that the Most Recent Fiscal Year End Statements are subject to normal year-end auditor's adjustments (none of which shall be materially adverse) and the provision of footnotes.

     7.8  Events Subsequent to the Most Recent Fiscal Year End Statements.
          ---------------------------------------------------------------
Except as set forth in Section 7.8 of the Disclosure Schedule, since December 31, 1997 there has not been any event, occurrence or circumstance outside the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

     (a) Neither Arnold nor any of its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (b) Neither Arnold nor any of its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business, or except for contracts to furnish services to clients in the Ordinary Course of Business, involving more than $100,000;

     (c) No party (including Arnold or any of its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which Arnold or any of its Subsidiaries is a party or by which it is bound;

     (d) Neither Arnold nor any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

     (e) Neither Arnold nor any of its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

     (f) Neither Arnold nor any of its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

     (g) Neither Arnold nor any of its Subsidiaries has issued any note, bond or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

     (h) Neither Arnold nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) Neither Arnold nor any of its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     (j) Neither Arnold nor any of its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

     (k) There has been no change made or authorized in the articles of organization or by-laws of Arnold or any of its Subsidiaries;

     (l) Neither Arnold nor any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, except for capital stock issued in connection with the exercise of options provided that such stock is reflected on Schedule 7.2 as outstanding;

     (m) Neither Arnold nor any of its Subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

     (n) Neither Arnold nor any of its Subsidiaries has experienced any damage, destruction or loss (whether or not covered by insurance) to its property;

     (o) Neither Arnold nor any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;

     (p) Neither Arnold nor any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

     (q) Neither Arnold nor any of its Subsidiaries has granted any increase in the compensation of any of its directors, officers, or employees outside the Ordinary Course of Business;

     (r) Neither Arnold nor any of its Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

     (s) Neither Arnold nor any of its Subsidiaries has made any other change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business or in the terms of its agreements with any independent contractors;

     (t) Neither Arnold nor any of its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

     (u) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Arnold or any of its Subsidiaries; and

     (v) Neither Arnold nor any of its Subsidiaries is under any legal obligation, whether written or oral, to do any of the foregoing.

     7.9  Undisclosed Liabilities.  Except as disclosed herein or in the
          -----------------------
Disclosure Schedules, neither Arnold nor any of its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth in the Most Recent Fiscal Year End Statements or in any notes to the Fiscal Year End 1996 balance sheet and (ii) Liabilities which have arisen after December 31, 1997 in the Ordinary Course of Business (none of which to the Knowledge of Arnold or the Stockholders, results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

     7.10  Legal Compliance.  Arnold and its Subsidiaries have complied in all
           ----------------
material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Arnold or any of its Subsidiaries alleging any failure so to comply.

     7.11  Taxes.
           -----

     (a) (i) All federal, state, local and foreign Tax Returns required to be filed by, or on behalf of, Arnold and each of its Subsidiaries have been filed on a timely basis with the appropriate governmental authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all Taxes due and payable in respect of such Tax Returns (whether or not shown on such returns) have been fully and timely paid or are adequately provided for in the Financial Statements; (iii) all Taxes for which liability has accrued but which are not yet due and payable by Arnold and each of its Subsidiaries have been fully accrued on its books and adequate reserves have been established therefor, and all such Taxes not yet due and payable for all periods covered by the Financial Statements have been adequately provided for in the Financial Statements; and (iv) all material payments made to Affiliates were properly reported on such Tax Returns.

     (b) Each of Arnold and its Subsidiaries has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes and other amounts required to be so withheld and paid over for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, lender, stockholder or other third party.

     (c) Section 7.11(c) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed by, or on behalf of, Arnold and each of its Subsidiaries since January 1, 1997. Section 7.11(c) of the Disclosure Schedule also lists any Tax Returns that currently are the subject of audit (including any jurisdictions for which only a written notice of audit has been received) or as to which there are other pending administrative or court proceedings with respect to any Taxes for which such company may be liable. Arnold has delivered to Acquisition and Snyder complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either Arnold or any of its Subsidiaries. All positions taken on such federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code have been disclosed in such Tax Returns in accordance with Section 6662.

     (d) Except as set forth in Section 7.11(d) of the Disclosure Schedule, (i) the Stockholders do not expect any Governmental Authority to assess any additional Taxes for Arnold or any of its Subsidiaries for any period for which Tax Returns have been filed; (ii) there are no pending requests for rulings from any Governmental Authority with respect to Taxes of Arnold or any of its Subsidiaries; (iii) no claim has ever been made by a Governmental Authority in a jurisdiction where Arnold or any of its Subsidiaries does not file Tax Returns that Arnold or any of its Subsidiaries is or may be subject to taxation by that jurisdiction; (iv) there is no dispute or claim concerning any Tax Liability of Arnold or any of its Subsidiaries claimed or raised by any Governmental Authority during any presently pending audit or proceeding; and (v) no waiver or extension of any statute of limitations has been given or requested with respect to Arnold or any of its Subsidiaries in connection with any Tax Returns of Arnold or any of its Subsidiaries.

     (e) There are no Security Interests on any of the assets of Arnold or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (f) Except as set forth in Section 7.11(f) of the Disclosure Schedule, neither Arnold nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation, sharing or indemnification of Taxes.

     (g) Except as set forth in Section 7.11(g) of the Disclosure Schedule, (i) neither Arnold nor any of its Subsidiaries has been a member of any "Affiliated Group" and (ii) neither Arnold nor any of its Subsidiaries has liability for the Taxes of any Person under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law).

     (h) Except as set forth in Section 7.11(h) of the Disclosure Schedule, the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (i) Neither Arnold nor any of its Subsidiaries has, or has had, a permanent establishment (within the meaning of the applicable tax treaty) in any foreign country or has engaged in a trade or business in any foreign country.

     (j) No portion of the cost of any of the assets of Arnold or any of its Subsidiaries was financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code.

     (k) Except as set forth in Section 7.11(k) of the Disclosure Schedule, neither Arnold nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     (l) Arnold is not currently, has not been within the last five years and does not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     (m) None of the Stockholders is a foreign person within the meaning of
Section 1445 of the Code.

     (n) Arnold (and any predecessor of Arnold) has since January 1, 1990 been and will be, up to and including the Closing Date, an S Corporation within the meaning of Section 1361 of the Code and, except as set forth in Section 7.11(n) of the Disclosure Schedule, under all corresponding provisions of applicable state and local Tax laws to the extent they recognize S corporation status.

     (o) Each Subsidiary of Arnold is a "qualified subchapter S subsidiary" within the meaning of Section 1361 of the Code.

     (p) Neither Arnold nor any predecessor of Arnold has incurred, or will incur, any Liability for income Taxes under, or as a result of, Section 1374 of the Code or any comparable provisions of state or local law (including in connection with the deemed sale of the assets of Arnold, including the assets of any qualified subchapter S subsidiary, caused by the Section 338(h) Elections) in the aggregate in excess of $1 million; and Arnold and each of its Subsidiaries has paid all income Taxes imposed on them for the periods during which they were not an S corporation or, in the case of state and local Taxes, similarly so treated under comparable provisions of state or local law. Except as set forth in Section 7.11(p) of the Disclosure Schedule, neither Arnold nor any Subsidiary of Arnold that is a qualified subchapter S subsidiary has, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     (q) Except as set forth in Section 7.11(q) of the Disclosure Schedule, neither Arnold nor any of its Subsidiaries nor any other Person on behalf of Arnold or any of its Subsidiaries (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Arnold or any of its Subsidiaries; (ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or any other agreement relating to Taxes with any Governmental Authority; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Arnold or any of its Subsidiaries, nor has the IRS proposed any such adjustment or change in accounting method, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of Arnold or any of its Subsidiaries.

     (r) Except as set forth in Section 7.11(r) of the Disclosure Schedule, none of the assets of Arnold or any of its Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code; or
(iii) tax exempt bond financed property within the meaning of Section 168(g) of the Code.

     7.12  Real Property.  Section 7.12(a) of the Disclosure Schedule lists and
           -------------
describes briefly all real property owned, leased or subleased to Arnold or its Subsidiaries. Each of Arnold and its Subsidiaries has delivered to Acquisition and Snyder correct and complete copies of the leases and subleases listed in
Section 7.12(b) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 7.12(b) of the Disclosure Schedule:

     (a) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (b) except as set forth in Section 7.12(b) of the Disclosure Schedule, no consent is required with respect to such lease or sublease as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any lease or sublease or otherwise affect the ongoing validity of any lease or sublease;

     (c) neither Arnold nor any of its Subsidiaries nor, to the Knowledge of the Stockholders and Arnold, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (d) no party to such lease or sublease has repudiated any provision thereof;

     (e) to the Knowledge of the Stockholders and Arnold, there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

     (f) to the Knowledge of the Stockholders and Arnold, with respect to each such sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

     (g) Neither Arnold nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (h) to the Knowledge of the Stockholders and Arnold, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required by Arnold or its Subsidiaries in connection with the operation thereof and have been operated and maintained by Arnold and its Subsidiaries in accordance with applicable laws, rules, and regulations; and

     (i) to the Knowledge of the Stockholders and Arnold, all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     7.13  Intellectual Property.
           ---------------------

     (a) Each of Arnold and its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property used in the operation of the business of Arnold and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by Arnold and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder.

     (b) Neither Arnold nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and to the Knowledge of the Stockholders and Arnold none of the Stockholders or the directors and officers (and employees with responsibility for Intellectual Property matters) of Arnold or any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Arnold or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Stockholders and Arnold, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Arnold or any of its Subsidiaries.

     (c) Neither Arnold nor any of its Subsidiaries has a patent or registration which has been issued with respect to any of its Intellectual Property.

     (d) Section 7.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Arnold or any of its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Arnold has delivered to Acquisition and Snyder correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

     (e) To the Knowledge of the Stockholders and Arnold, nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the business as presently conducted of Arnold or any of its Subsidiaries.

     7.14  Tangible Assets.  Each of Arnold and its Subsidiaries owns or leases
           ---------------
all buildings, machinery, equipment, and other tangible assets used in the conduct of its business as presently conducted and as presently proposed to be conducted. All of the Company's computer software and hardware are generally in good operating condition and repair and are and have been during the last year in a condition to satisfactorily service the needs of the business. All of the Company's furniture, fixtures and other equipment are being sold in an "as is" condition.

     7.15  Contracts.  Section 7.15 of the Disclosure Schedule lists the
           ---------
following contracts and other agreements to which Arnold or any of its Subsidiaries is a party:

     (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum which cannot be terminated without penalty in less than one year from the date hereof;

     (b) any agreement concerning a partnership or joint venture;

     (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which a Security Interest has been imposed on any of its assets, tangible or intangible;

     (d) any agreement concerning confidentiality or noncompetition;

     (e) any agreement with any Stockholders or any Affiliate of its Stockholders;

     (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (g) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits; or

     (h) any agreement under which it has borrowed, advanced or loaned any amount to any of its directors, officers and employees outside the Ordinary Course of Business.

     (i) other than agreements with clients entered into in the Ordinary Course of Business, any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Arnold or any of its Subsidiaries.

     (j) any agreements with employees or consultants for the provision of any material goods or services other than on arms-length terms and in the Ordinary Course of Business.

Arnold has delivered to Acquisition and Snyder a correct and complete copy of each written agreement listed in Section 7.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 7.15 of the Disclosure Schedule.
With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) to the Knowledge of the Stockholders and Arnold, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement. To the Stockholders' and Arnold's Knowledge, the consummation of the transaction described herein shall not have a Material Adverse Effect on the business of Arnold or any of its Subsidiaries.

     7.16  Notes and Accounts Receivable.  All notes and accounts receivable of
           -----------------------------
Arnold and each of its Subsidiaries are reflected properly on its books and records, are valid receivables and to the Knowledge of the Stockholders and Arnold, subject to no setoffs or counterclaims, except for the reserve for bad debts set forth on the face of the Most Recent Fiscal Year End Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Arnold and its Subsidiaries which reserve has been established and maintained in accordance with GAAP consistently applied.

     7.17  Powers of Attorney.  Except as set forth in Section 7.17 of the
           ------------------
Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Arnold or any of its Subsidiaries.

     7.18  Insurance.  Section 7.18 of the Disclosure Schedule identifies each
           ---------
insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) currently in effect to which Arnold or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Stockholders and Arnold, neither Arnold, any of its Subsidiaries, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of Arnold and its Subsidiaries has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 7.18 of the Disclosure Schedule describes any self-insurance arrangements affecting Arnold or any of its Subsidiaries.

     7.19  Litigation.  Section 7.19 of the Disclosure Schedule sets forth each
           ----------
instance in which Arnold or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 7.19 of the Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect on Arnold or any of its Subsidiaries. Except as set forth in Section 7.19 of the Disclosure Schedule, none of the Stockholders, Arnold, or any of its Subsidiaries has any Basis to believe that any action, suit, proceeding, hearing, or investigation will be brought or threatened against Arnold or any of its Subsidiaries.

     7.20  Employees.  Except as set forth in Section 7.20 of the Disclosure
           ---------
Schedule, to the Knowledge of the Stockholders and Arnold, no executive, key employee, or group of employees currently has any plans to terminate employment with Arnold or any of its Subsidiaries independently of or as a result of this Agreement. Neither Arnold nor any of its Subsidiaries has committed any unfair labor practice. None of the Stockholders or Arnold has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Arnold or any of its Subsidiaries.

     7.21  Employee Benefits.
           -----------------

     (a) Section 7.21(a) of the Disclosure Schedule lists each Employee Benefit Plan that Arnold or any of its Subsidiaries maintains or to which Arnold or any of its Subsidiaries contributes.

     (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

     (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of

Subtitle B of Title 1 of ERISA and of Code (S) 4980B have been met with respect to each group health plan (as defined in Section 607(1) of ERISA and Section 4980B(g)(2) of the Code).

     (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Arnold and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

     (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S) 401(a) and (i) in the case of any "standardized form plan" (as defined in Rev. Rul. 89-9 which is a defined contribution plan, a favorable opinion letter has been issued and
(ii) in the case of all other qualified plans, a favorable determination letter has been received by the plan within the last two years from the Internal Revenue Service.

     (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), subject to Title IV of ERISA, equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

     (g) Arnold has delivered to Acquisition and Snyder correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

     (h) With respect to each Employee Benefit Plan that Arnold or any of its Subsidiaries maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

        (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), subject to Title IV of ERISA, has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

        (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Stockholders, Arnold, or any of its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

        (iii) Neither Arnold nor any of its Subsidiaries has incurred, and none of the Stockholders or the directors and officers (and employees with responsibility for employee benefits matters) of Arnold or any of its Subsidiaries has any reason to expect that Arnold or any of its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (i) Neither Arnold nor any of its Subsidiaries contributes to, has ever contributed to or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (j) Neither Arnold nor any of its Subsidiaries maintains or contributes to, has ever maintained or contributed to, or has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S) 4980B).

     7.22  Guaranties.  Except as set forth in Section 7.22 of the Disclosure
           ----------
Schedule, neither Arnold nor any of its Subsidiaries is a guarantor or is otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     7.23  Environment, Health, and Safety.
           -------------------------------

     (a) Each of Arnold and its Subsidiaries has complied with all material Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of Arnold and its Subsidiaries has obtained and been in compliance with all of the material terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (b) Neither Arnold nor any of its Subsidiaries has any Liability or has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Arnold giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (c) To the Knowledge of the Stockholders and Arnold, all properties and equipment used in the business of Arnold and its Subsidiaries have been free of asbestos, PCB's, methylene chloride, trichloroethylene,1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     7.24  Relationships with Customers.  Except as set forth in Section 7.24 of
           ----------------------------
the Disclosure Schedule, the Stockholders and Arnold believe that the relationships of each of Arnold and its Subsidiaries with its existing customers are sound, and there is no Basis to believe that any of the primary customers of Arnold or any of its Subsidiaries will materially and adversely change the manner in which they currently conduct business with Arnold or any of its

Subsidiaries; provided, however, that neither Arnold nor the Stockholders make any representation or warranty that any of its clients actually will continue to do business with Arnold in the future. Snyder understands and acknowledges that advertising clients from time to time solicit reviews from competitors of Arnold or otherwise terminate their relationship for no reason or for perceived good reason.

     7.25  Customers.  The names and addresses of all customers of Arnold and
           ---------
each of its Subsidiaries during fiscal year 1997 and all customers known as of the Closing Date who will be customers during fiscal 1998 are listed in Section
7.25 of the Disclosure Schedule. All contracts and agreements with such customers are valid, effective and enforceable and the Disclosure Schedule sets forth all customers who have account balances that are in excess of 90 days past due.

     7.26  Relationships with Customers and Suppliers.  Arnold does not know of
           ------------------------------------------
any written or oral communication, fact, event or action which exists or has occurred within 120 days prior to the date of this Agreement which would indicate that any of the following shall terminate or materially reduce its business with Arnold or any of its Subsidiaries, as the case may be:

           (i) any current customer of Arnold or any of its Subsidiaries which accounted for over 1% of total consolidated net sales of Arnold for its most recently completed fiscal year; or

           (ii) any current supplier to Arnold or any of its Subsidiaries of items essential to the conduct of the business, which items cannot be replaced at comparable cost and the loss of which could reasonably be expected to have an adverse effect on Arnold or any of its Subsidiaries.

     Since the Most Recent Balance Sheet Date, (A) each of Arnold and its Subsidiaries has retained all sales personnel employed in connection with the operation of the business and (B) no customer (or group of customers) purchasing in the aggregate of $50,000 in products and services on a yearly basis has terminated its relationship with Arnold or any of its Subsidiaries.

     7.27  Employee and Stockholder Indebtedness.  Section 7.27 of the
           -------------------------------------
Disclosure Schedule sets forth all indebtedness to Arnold and its Subsidiaries of the Stockholders or the officers, directors or employees of Arnold or any of its Subsidiaries. Any credit cards issued for the account of Arnold or any of its Subsidiaries used for non-business purposes shall be canceled prior to the Closing Date and, upon cancellation, paid in full by the Stockholders.

     7.28  Product Liability.  Except to the extent covered by insurance,
           -----------------
neither Arnold nor any of its Subsidiaries has any Liability (and, to the Knowledge of Arnold and the Stockholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Arnold or any of its Subsidiaries giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased delivered, promoted, advertised or marketed by Arnold or any of its Subsidiaries.

     7.29  Bank Accounts.  Section 7.29 of the Disclosure Schedule sets forth
           -------------
all bank accounts and marketable securities (both debt and equity) of Arnold and each of its Subsidiaries.

     7.30  Related Party Agreements.  Section 7.30 of the Disclosure Schedule
           ------------------------
sets forth all agreements between Arnold or any of its Subsidiaries with (i) any Stockholders or any of their respective Affiliates or (ii) any officer or director of Arnold or any of its Subsidiaries or any of their respective Affiliates.

     7.31  Change in Control.  Except as set forth in Section 7.31 of the
           -----------------
Disclosure Schedule and except for agreements with clients of Arnold for the provision of services, neither Arnold nor any of its Subsidiaries is a party to any contract or arrangement which contains a "change in control," "potential change in control" or similar provision, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from Arnold or any of its Subsidiaries to any person or give any person the right to terminate or alter the provisions of any agreement to which Arnold or any of its Subsidiaries is a party.

     7.32  Brokers Fees.  Neither Arnold, any of its officers, directors or
           ------------
employees, nor any Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the fees and expenses of AdMedia Partners, Inc. in the aggregate amount of $2,600,000.

     7.33  Disclosure.  The representations and warranties contained in this
           ----------
Article 7 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 7 not misleading.

     7.34  Wolf Group.  The execution of this agreement and the consummation of
           ----------
the transactions contemplated hereunder will not give rise to any liability of Arnold, Snyder or any of its Affiliates under the letter of intent with Wolf Group Integrated Communications, Ltd. dated September 5, 1997.

     7.35  Phantom Equity; Wolf Liabilities.  Neither Arnold nor any of  Snyder
           --------------------------------
or its Affiliates shall sustain or bear any cost, expense, charge or other liability (A) in respect of any existing phantom stock or value participation plan of Arnold in an aggregate amount in excess of $3,484,244 due to the Phantom Stockholders which will be satisfied with Snyder Shares, or (B) relating to the business of Bob Woolf Associates or the obligations undertaken by Arnold in connection with the acquisition of Bob Woolf Associates, including without limitation (i) pursuant to any promissory note or other obligation to BWA Liquidation Trust, (ii) for use of office space, health insurance or indemnities or other obligations to the successors to Bob Woolf Associates,
(iii) pursuant to any lease or sublease of real property or (iv) to any employees transferred to Bob Woolf Associates in connection with Arnold's spinoff thereof, or (C) relating to North Castle Communications, Inc. including without limitation pursuant to any lease of real property with First Stamford Place or its successors.


                                   ARTICLE 8
                            POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the
Closing:

     8.1  General.  In the event that at any time after the Closing any further
          -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 11 below). The Stockholders acknowledge and agree that from and after the Closing, the Surviving Corporation and Snyder will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Arnold or any of its Subsidiaries.

     8.2  Litigation Support.  In the event and for so long as any Party
          ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Arnold or any of its Subsidiaries, each of the other Parties will cooperate reasonably with such Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 11 below).

     8.3  Transition.  The Stockholders will not take any action that is
          ----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Arnold or any of its Subsidiaries from maintaining the same business relationships with the Surviving Corporation after the Closing as it maintained with Arnold or any of its Subsidiaries prior to the Closing.

     8.4  Confidentiality.  Each Stockholder will treat and hold as such all of
          ---------------
the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Snyder or destroy, at the request and option of Snyder, all tangible embodiments (and all copies) of the Confidential Information which are in his possession.
In the event that any Stockholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder will notify Snyder promptly of the request or requirement so that Snyder may seek an appropriate protective order or waive compliance with the provisions of this Section 8.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then such Stockholder may disclose the Confidential Information to such tribunal; provided, however, that
                                                        --------  -------
the disclosing Stockholder shall use his best efforts to obtain, at the request of Snyder, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Snyder shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     8.5  Non-Solicitation and Non-Competition.  Each of the Stockholders agrees
          ------------------------------------
as to himself as follows:

     (a) Except in the course of his employment by the Surviving Corporation or Snyder after the Closing, for a period of five years from and after the Closing Date, Eskandarian will not engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any stock or any other equity investment in or debt of, any business that the Surviving Corporation conducts as of the Closing Date, including without limitation any business involving the provision of advertising, design and media, direct marketing, database management and public relations services (the "Advertising and Marketing Services"); provided,
                         ----------------------------------
however, that the foregoing shall not prohibit Eskandarian from owning less than one (1%) percent of any publicly traded security, or from being engaged in the business of agency selection or review.

     (b) During the Non-Competition Period, such Stockholder will not, for his own benefit or for the benefit of any person or entity other than the Surviving Corporation, (i) solicit, or assist any person or entity other than the Surviving Corporation to solicit, any officer, director, executive or employee of the Surviving Corporation to leave his employment, (ii) hire or cause to be hired any present officer, director, executive or employee of the Surviving Corporation during the twelve-month period following such person's termination with the Surviving Corporation, or (iii) engage any present officer, director, executive or employee of the Surviving Corporation as a partner, contractor, sub-contractor, employee or consultant during the twelve-month period following such person's termination with the Surviving Corporation.

     (c) For a period of three (3) years after the Closing Date (the "Non-Competition Period"), such Stockholder will not solicit, or assist any person or entity other than the Surviving Corporation to solicit, any person or entity that is a client of the Surviving Corporation on the Closing Date, or has been a client of the Surviving Corporation during the prior twelve (12) months, to provide Advertising and Marketing Services or (ii) disparage or intentionally cause any harm to any of the Surviving Corporation's business relationships.

     (d) Such Stockholder acknowledges that (i) the markets served by the Surviving Corporation are national and international in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Surviving Corporation and are a significant element of the consideration hereunder.

     (e) Such Stockholder shall not (for such Stockholder's own benefit or the benefit of any person or entity other than the Surviving Corporation) use or disclose any of the Surviving Corporation's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public and to the extent not independently generated by such Stockholder or others without any reference to any of such Stockholder's trade secrets or other confidential information, and such materials constituting plans for future development.

     (f) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     8.6  Snyder Common Shares.  Each certificate issued to the Stockholder
          --------------------
representing the Snyder Common Shares will be imprinted with a legend substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 4(2) OF THE 1933 ACT AND REGULATION D OF THE RULES AND REGULATIONS PROMULGATED UNDER THE 1933 ACT, AND IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION IN VIOLATION OF APPLICABLE LAW. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.

If any Stockholder desires to transfer any of the Snyder Common Shares received in connection with the Merger, other than in a registered offering or pursuant to a sale which counsel for Snyder confirms is in compliance with Rule 144 of the Securities Act, such Stockholder must first furnish Snyder with (i) a written opinion satisfactory to Snyder in form and substance from counsel reasonably satisfactory to Snyder to the effect that such Stockholder may transfer the Snyder Common Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Snyder in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     8.7  Pooling of Interests.  No Stockholder shall take any action which
          --------------------
would prevent the transactions contemplated by this Agreement from being accounted for as a pooling of interests for financial reporting purposes. Without limiting the foregoing, each Stockholder agrees not to sell or otherwise reduce his risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 2028] (May 17, 1982) with respect to any Snyder Common Shares received pursuant to this Agreement until after such time as consolidated financial results which reflect at least 30 days of post-merger combined operations of Snyder and Arnold have been published by Snyder. Snyder shall publish such combined results for the month of April 1998 on or prior to May 31, 1998.

     8.8  Stock Options.  550,000 non-qualified stock options (with four year
          -------------
vesting), pursuant to Snyder's Incentive Stock Option Plan, will be granted, at or promptly after the Closing Date, to such of Arnold's employees as the Representative shall determine.

     8.9  Effect on Options to Acquire Company Common Stock.  At the Effective
          -------------------------------------------------
Time, each outstanding and unexpired option to purchase shares of Company Common Stock (a "Company Option") which Company Options are listed on Section 7.2 of the Disclosure Schedule, whether vested or unvested, shall (except to the extent exercised prior to the Effective Time) automatically and without further action on the part of the holder thereof be exercisable on the same terms and subject to the same conditions as were applicable under such Company Option (including term, exercisability and vesting schedule) for the same number of whole shares of Snyder Common Stock as the holder of such Company Option would have been entitled to receive in the Merger (whether or not vested or exercisable) had such holder exercised such Company Option in full immediately prior to the Effective Time for shares of Company Common Stock, at a price per share of Snyder Common Stock equal to the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Option divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be adjusted, if necessary, in order to comply with
Section 424 of the Code; and provided, further, however, that the number of shares of Snyder Common Stock that may be purchased upon exercise of any such option shall not include any fractional share and, upon exercise of such option following the Effective Time, a cash payment shall be made for any fractional share based upon the average of the closing prices per share of Snyder Common Stock, as reported on the NYSE Composite Tape during the twenty consecutive Trading Days ending on the Trading Day prior to the date of exercise. At or prior to the Effective Time, Snyder shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Snyder Common Stock for delivery upon exercise of such Company Options in accordance with this Section 8.9, and not later than 180 days following the Closing Date, Snyder shall use its best efforts to cause a Registration Statement on Form S-8 to be filed with respect to such Company Options.


                                   ARTICLE 9
                       CONDITIONS TO OBLIGATION TO CLOSE

     9.1  Conditions to Each Party's Obligation.  The respective obligations of
          -------------------------------------
Snyder, Acquisition, Arnold and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of Snyder and the Stockholder:

     (a) Governmental Approvals.  The Parties shall have received any material
         ----------------------
authorizations, consents, and approvals of governments and Governmental Authorities referred to in Section 5.1, Section 6.4, and Section 7.3 above and all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

     (b) No Injunction or Proceedings.  There shall not be in effect any action,
         ----------------------------
suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge that would, in the reasonable judgment of Snyder or Arnold, (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Snyder to own the capital stock of the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge is in effect).

     (c) Employment Agreements.  Edward Eskandarian shall have entered into a
         ---------------------
mutually satisfactory employment agreement with the Surviving Corporation.

     (d) Registration Rights Agreement.  A registration rights agreement shall
         -----------------------------
have been executed and delivered by the parties thereto and the Phantom Stockholders.

     (e) Escrow Agreement.  Snyder and the Representative shall have executed
         ----------------
and delivered counterparts of the Escrow Agreement together with any counterparts signed by the Escrow Agent and blank stock powers executed by the Representative with respect to the Snyder Common Shares to be held in the Escrow Deposit.

     9.2  Conditions to Obligation of Acquisition and Snyder.  The obligations
          --------------------------------------------------
of Acquisition and Snyder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Acquisition and Snyder shall have received an opinion dated as of the Closing Date from Posternak, Blankstein & Lund, L.L.P., counsel to the Stockholders and Arnold, addressed and in form satisfactory to Acquisition and Snyder;

     (b) Acquisition and Snyder shall have received an opinion from Arthur Andersen LLP, certified public accountants and independent accountants to Acquisition and Snyder, addressed to Acquisition and Snyder, and dated as of the Closing Date, to the effect that the transactions contemplated by this Agreement shall be accounted for as a pooling of interests for financial reporting purposes;

     (c) Snyder shall have received the resignations, effective as of the Closing, of each director and officer of Arnold whom Snyder shall have specified in writing prior to the Closing;

     (d) Snyder shall have received a certificate of non-foreign person status in the form prescribed by United States Treasury Regulation (S) 1.1445-2(b)(2)(iii) with respect to each Stockholder in form and substance acceptable to Snyder; and

     (e) The Stockholders shall have delivered to Snyder five executed copies of Internal Revenue Form 8023, and any comparable forms under state or local law, completed in form and substance reasonably satisfactory to Snyder, and having provided all information requested relating to the Section 338(h)(10) Elections described in Section 10.2 of this Agreement.

Snyder may waive any condition specified in this Section 9.2 if it executes a writing so stating at or prior to the Closing.

     9.3  Conditions to Obligation of the Stockholders and Arnold.  The
          -------------------------------------------------------
obligation of the Stockholders and Arnold to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Snyder shall have furnished to its transfer agent irrevocable instructions to deliver the Share Consideration to such accounts as may be specified in writing by the Stockholders in accordance with Section 4.3.

     (b) the Stockholders shall have received an opinion dated as of the Closing Date from Weil, Gotshal & Manges LLP, counsel to Acquisition and Snyder, addressed and in form satisfactory to the Stockholders.

The Stockholders and Arnold may waive any condition specified in this Section
9.3 if they execute a writing so stating at or prior to the Closing.

                                  ARTICLE 10
                              INCOME TAX MATTERS

     10.1  Preparation of Tax Returns; Taxable Year.
           ----------------------------------------

     (a) Arthur Andersen, Boston Office ("Andersen"), on behalf of the Stockholders, shall prepare and file, or cause to be prepared and filed, all Tax Returns of Arnold and each of its Subsidiaries for all periods ending on or prior to the Closing Date in a manner consistent with prior Tax Returns except as the Representative and Snyder may otherwise agree or as otherwise required by law. Each Tax Return thus prepared will be provided to Snyder, for its review thereof and comment thereon, at least thirty (30) business days prior to the due date for the filing of such Tax Return. The Representative and Snyder shall attempt in good faith mutually to resolve any disagreement regarding such Tax Return. Any disagreement that is not resolved at least twenty (20) business days prior to the due date for the filing of such Tax Return shall be promptly resolved in an arbitration by a Big Six accounting firm mutually agreed upon by the Representative and Snyder, and the resolution by such accounting firm shall
be binding on the Stockholders, Arnold and Snyder.   The Stockholders shall
include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns (including any items resulting from the Section 338(h)(10) Elections) in a manner consistent with the Schedule K-1's furnished by Andersen to the Stockholders for such periods to the extent permitted by applicable law.

     (b) Except to the extent prohibited by law, the Stockholders and Snyder shall close the taxable period of Arnold and its Subsidiaries as of the Closing Date. In any case in which a Tax is assessed or is payable with respect to a taxable period which begins before the Closing Date and ends after the Closing Date (a "Straddle Period"), the period up to and including the Closing Date
         ---------------
shall be deemed a separate taxable year for purposes of Section 7.11. Any allocation of income or deductions required to determine any Taxes attributable to any Straddle Period shall be made by means of a closing of the books and records of the Company as of the close of business on the Closing Date, provided that exemptions, allowances or deductions on any Taxes (such as property or similar Taxes) that are calculated on an annual basis shall be allocated on a pro rata basis between the portion of the year ending as of the Closing Date and the remainder of the year (by number of days).

     (c) The tax deduction relating to the issuance of Snyder Common Shares by Snyder directly to the Phantom Stockholders, which stock shall be issued on the Closing Date, shall be claimed in the final S corporation Tax Return of Arnold.

     10.2  Section 338(h)(10) Elections
           ----------------------------

     (a) Snyder and the Stockholders shall take all actions necessary and appropriate (including timely filing such forms, tax returns, elections, schedules and other documents as may be required) to effect and preserve a timely and valid election under Code Section 338(h)(10) in accordance with the requirements of Section 338 of the Code and under any comparable provisions of state or local tax law (collectively, including any amendments, supplements or corrections thereto, the "Section 338(h)(10) Elections") with respect to Arnold
                          ----------------------------
and each of its Subsidiaries that is a "qualified subchapter S subsidiary" within the meaning of Section 1361 of the Code. Snyder shall be responsible for the filing of all forms and documents in connection with the making of the
Section 338(h)(10) Elections, and shall provide the Stockholders with copies of such filings. At the request of Snyder, the Stockholders shall execute and deliver to

Snyder within 10 days after such request such documents or forms as are reasonably requested by Snyder to complete properly the Section 338(h)(10) Elections. Snyder shall not make an election to treat Acquisition as an entity taxable as a corporation for federal income tax purposes.

     (b) The amount paid by Snyder for the Arnold Common Shares and the liabilities of Arnold and its qualified subchapter S subsidiaries and other relevant items shall be allocated among the assets of Arnold and its qualified subchapter S subsidiaries in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder, in such a manner as Snyder shall reasonably determine (the "Purchase Price Allocation"). Subject to any
                                 -------------------------
allocation required by the Treasury Regulations to be made to Class I and Class II assets (as defined therein), the allocation will be first to tangible assets and the balance will be allocated to Arnold's goodwill. The parties hereto agree that the fair market value of the tangible assets of Arnold and its qualified Subchapter S subsidiaries is equal to net tax basis. Snyder shall provide Arnold and the Representative with such allocation within 60 days after the Closing Date.

     (c) Snyder, Arnold and the Stockholders shall file all Tax Returns in a manner consistent with the Section 338(h)(10) Elections and the Purchase Price Allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any amended return or claim for refund, any examination or audit by any taxing authority, or any other proceeding). Snyder shall pay, or cause to be paid, any Tax imposed on Arnold or its Subsidiaries attributable to the Section 338(h)(10) Elections, (including, without limitation, but not in excess of $1,000,000 in the aggregate, any Tax under, or as a result of, Section 1374 of the Code or any comparable provisions of state or local law), and shall indemnify the Stockholders against any adverse consequences arising out of any failure to pay any such Taxes.

     10.3  Cooperation.  Snyder and the Stockholders agree to furnish or cause
           -----------
to be furnished to each other, upon written request, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance relating to Arnold or any of its Subsidiaries as is reasonably necessary for the preparation and timely filing of any Tax Return (including, without limitation, the Section 338(h)(10) Elections and any amended return), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided hereunder.

                                  ARTICLE 11
                                INDEMNIFICATION

     11.1  Indemnity Obligations of the Stockholders.  Subject to the limitation
           -----------------------------------------
for "several" liability in Article 5 and to Sections 11.5 and 11.6, each Stockholder hereby agrees to indemnify and hold Snyder and the Surviving Corporation, and each of their respective officers, directors, employees, agents and advisors, harmless from, and to reimburse Snyder and the Surviving Corporation and such other indemnified parties for, any Snyder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Snyder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation and warranty of the Stockholders or Arnold which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Stockholders or Arnold which are contained in or made pursuant to this Agreement; and (iii) all interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 11.1.

     11.2  Indemnity Obligations of Snyder.  Snyder and the Surviving
           -------------------------------
Corporation hereby jointly and severally agree to indemnify and hold each of the Stockholders, and each of their respective officers, directors, employees, agents and advisors, harmless from, and to reimburse the Stockholders and such other indemnified parties for, any Stockholder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Stockholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever incurred by the Stockholder resulting from (i) any breach of any representation and warranty of Acquisition and Snyder which is contained in this Agreement or any Schedule, Exhibit or certificate delivered pursuant thereto; (ii) any breach or non-fulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Acquisition or Snyder which are contained in or made pursuant to the terms and conditions of this Agreement; and (iii) all interest, penalties, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 11.2.

     11.3  Appointment of Representative.  Each Stockholder hereby appoints
           -----------------------------
Edward Eskandarian as its exclusive agent to act on its behalf with respect to all of the transactions contemplated under this Agreement, including without limitation, the Registration Rights Agreement, the Escrow Agreement and any and all Stockholder Indemnity Claims and any and all Snyder Indemnity Claims ("Claim" or "Claims") arising under this Agreement, or such other representative as may be hereafter appointed by a majority in interest of the Stockholders. Such agent is hereinafter referred to as the "Representative." The
                                              --------------
Representative shall take, and each Stockholder agrees that the Representative shall take, any and all actions which the Representative believes are necessary or appropriate under this Agreement for and on behalf of each Stockholder, as fully as if such Stockholder were acting on his own behalf, including, without limitation, executing on their behalf all documents required to close this Agreement, asserting Stockholder Indemnity Claims against Snyder, defending all Snyder Indemnity Claims, consenting to, compromising or settling all Claims, conducting negotiations with Snyder and its representatives regarding such Claims, dealing with Snyder and the Escrow Agent under the Escrow Agreement referred to in Section 11.7(a) below with respect to all matters arising under the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. Snyder shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement, all of which actions or omissions shall be legally binding upon the Stockholders. The Representative, acting pursuant to this Section 11.3, shall not be liable to any Stockholder for any act or omission, except in connection with any act or omission that was the result of the Representative's bad faith or gross negligence.

     11.4  Notification of Claims.  Subject to the provisions of Section 11.5
           ----------------------
and Section 11.6, in the event of the occurrence of an event which any party asserts constitutes a Claim, such party shall provide the indemnifying party with prompt notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the Claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall
                             -----------------
have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party (other than in respect of any Tax for any Straddle Period and any Snyder Indemnity Claim for Taxes with respect to a period ending prior to the Closing Date), and, so long as the indemnifying party has acknowledged its liability for such indemnification hereunder and furnished reasonable evidence, if requested, of its ability to satisfy such obligation, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any material liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy) and the indemnified party may participate fully in such defense, settlement, adjustment or compromise with counsel acceptable to it. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

     11.5  Survival.  All representations and warranties, and, except as
           --------
otherwise provided in this Agreement, all covenants and agreements of the Parties contained in or made pursuant to this Agreement, and the rights of the Parties to seek indemnification with respect thereto, shall survive the Closing Date. Such representations and warranties, and the rights of the Parties to seek indemnification with respect thereto, shall expire, except with respect to claims asserted prior to and pending at the time of such expiration, on the earlier of (i) the first anniversary of the Closing Date or (ii) with respect only to those matters that were discovered, or that normally and usually would be discovered in a typical auditor review of the consolidated financial statements of Arnold and its Subsidiaries, upon the release and delivery to the Board of Directors of Snyder of the final audit opinion covering Arnold's consolidated financial statements for the year ended December 31, 1998;

provided, however, that the representations and warranties in Sections 5.4, 7.2
--------  -------
(exclusive of everything in that section after the words "capital stock" on the fourth from last line), 7.11, 7.34, 7.35 and 12.11 (the "Surviving Representations") shall survive until the expiration of the statute of limitations, including under the Code, that could form the basis for a Claim hereunder as a consequence of the breach of such representations and warranties.

     11.6  Limitations.
           -----------

     (a) Notwithstanding the foregoing, any Snyder Indemnity Claim arising out of a breach of any representation or warranty hereunder (other than any claims arising as a consequence of a breach of the Surviving Representations) shall be payable by the indemnifying party only in the event that the accumulated amount of the Snyder Indemnity Claims in respect of such indemnifying party's obligations to indemnify under this Agreement shall exceed $1,000,000 in the aggregate (the "Indemnification Threshold"); provided, however, that after such
                -------------------------
time as such accumulated amount of such Claims equals or exceeds the Indemnification Threshold, any Claims made by Snyder may be made back to the first dollar but only for Claims in excess of $25,000 each.

     (b) No liability shall be enforced on a Claim to the extent of any insurance proceeds received by the party seeking indemnification (net of self-insured retention or deductible amounts). If the party seeking indemnification receives any such insurance proceeds after a Claim shall have been paid, the party seeking indemnification shall promptly return such payment to the extent of such insurance proceeds received.

     (c) All amounts due under Claims shall be net of all tax effects, including tax effects on indemnification payments.

     11.7  Escrow.
           ------

     (a) The Stockholders shall deposit into escrow, with the Escrow Agent named in the Escrow Agreement, ten percent (10%) of the Snyder Common Shares issued to the Stockholders in connection with the Merger (such Snyder Common Shares deposit being referred to as the "Escrow Deposit"). All Snyder Indemnity Claims
                                  --------------
shall be satisfied solely out of the Snyder Common Shares or other property held in the Escrow Deposit, as further provided under the terms of the Escrow Agreement, and subject to the Indemnification Threshold. For purposes hereof, all Snyder Common Shares returned to Snyder in settlement of any Snyder Indemnity Claims under the Escrow Agreement shall be valued at the Merger Share Price. To the extent not inconsistent with pooling of interest restrictions, the liability of the Stockholders for Snyder Indemnity Claims may be satisfied, at the election of the Representative, through (i) the delivery of Snyder Common Shares to Snyder, such shares to be valued at the Merger Share Price, (ii) the payment of cash or (iii) any combination of such Snyder Common Shares valued at the Merger Share Price and cash. The Stockholders shall not be liable to Snyder (or the Surviving Corporation for the benefit of Acquisition) for any Snyder Indemnity Claims, or any other claims arising under or on account of this Agreement, beyond the Escrow Deposit; provided, however, that the foregoing
                                      --------  -------
limitations on the Stockholders' liability for Snyder claims shall not apply to
(i) Claims on the Surviving Representations beyond the Escrow Deposit and (ii) other Claims beyond the Escrow Deposit in an amount up to the amount of Claims on the Surviving Representations made against the Escrow Deposit, in each case as to which Claims Snyder may pursue the Stockholders personally (but as to Claims pursuant to Article 5, only against the Stockholder who is in breach), using all available remedies at law or in equity after the Escrow Deposit has either been exhausted or returned.

     (b) For purposes of this Agreement, the term "Deemed Escrow Value" shall
                                                   -------------------
mean the value of the Snyder Common Shares to be transferred by the Stockholders into the Escrow Deposit, determined by multiplying such number of Snyder Common Shares by the Merger Share Price. With respect to any Snyder Common Shares to be returned to Snyder by the Stockholders in settlement of Snyder Indemnity Claims pursuant to this Section 11.7, any dividends previously paid in respect of such returned Snyder Common Shares (whether paid in cash, Snyder Common Shares or other property) shall also be returned to Snyder, provided that the value of such dividends shall not be taken into account for purposes of determining the value of such returned Snyder Common Shares, as contemplated under paragraph 47g of Accounting Principles Board Opinion No. 16 (Interpretation No. 121).

     11.8  Snyder Payment of Stockholder Indemnity Claims.  Notwithstanding
           ----------------------------------------------
anything to the contrary herein, any liability of Acquisition and Snyder under this Agreement for Stockholder Indemnity Claims (other than pursuant to items
(ii) and (iii) of Section 11.2) shall be satisfied solely through the issuance of additional Snyder Common Shares, such additional Snyder Common Shares to be valued at the Merger Share Price.


                                  ARTICLE 12
                                 MISCELLANEOUS

     12.1  Press Releases and Public Announcements.  No Party shall issue any
           ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Snyder and the Representative; provided, however, that Snyder may make any public
                        --------  -------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case

Snyder will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

     12.2  No Third Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any Person other than the Parties, the Phantom Stockholders, the Non-Voting Stockholders and their respective successors and permitted assigns.

     12.3  Entire Agreement.  This Agreement (including the documents referred
           ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.4  Succession and Assignment.  This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of Snyder and the Representative; provided, however, that Snyder may (i) assign
                                  --------  -------
any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Snyder nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     12.5  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.6  Headings.  The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7  Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Arnold or the Stockholders:

     101 Arch Street
     Boston, Massachusetts 02110
     Attn:  Chief Executive Officer
     Telecopy:   (617) 737-6658

     With copy to:

     Posternak, Blankstein & Lund, L.L.P.
     100 Charles River Plaza
     Boston, Massachusetts  02114-2723
     Attn:  Noel G. Posternak, Esq.
     Telecopy:   (617) 367-2315

     If to Snyder and Acquisition:

     A. Clayton Perfall
     Chief Financial Officer
     Snyder Communications, Inc.
     Two Democracy Center
     6903 Rockledge Drive, 15th Floor
     Bethesda, Maryland  20817
     Telecopy:   (301) 571-6271

     With copy to:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York 10153
     Attn:  Norman D. Chirite, Esq.
     Telecopy:   (212) 310-8007

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     12.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

     12.9  Amendments and Waivers.  No amendment of any provision of this
           ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Snyder and the Representative. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.10  Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     12.11  Expenses.  The Stockholders agree that Arnold has not borne and will
            --------
not bear any of the Stockholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby in excess of $3,000,000, all of which shall be funded by the Surviving Corporation.

     12.12  Construction.  The Parties have participated jointly in the
            ------------
negotiation and drafting of this Agreement.   In the event an ambiguity or
question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     12.13  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof. Any fact or item in any portion of Arnold's Schedules or Exhibits shall be deemed to be disclosed with respect to any other relevant Schedule or Exhibit, whether or not an explicit cross-reference appears. Such Exhibits and Schedules need not be physically attached hereto if they are appropriately identified as such on their face.

     12.14  Specific Performance.  Each of the Parties acknowledges and agrees
            --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

     12.15  Dispute Resolution.
            ------------------

     (a) Any Claim shall be settled by an amicable effort on the part of the parties. An attempt to arrive at a settlement shall be deemed to have failed thirty (30) days after either party so notifies the other party in writing and the matter is not settled within that period, and neither party shall institute arbitration until expiration of that notice period.

     (b) If an attempt at settlement has failed, and written notice thereof has been given as provided herein, any Claim shall be decided by binding arbitration pursuant to the Commercial Arbitration Rules, as amended and in effect January 1, 1996, of the American Arbitration Association (the "Rules"), subject to the following:

        (i) The arbitration shall take place in New York City, and in no other place.

        (ii) The parties to any such arbitration shall be limited to Snyder and the Representative. Snyder shall be entitled to designate one arbitrator and the Representative shall be entitled to designate one arbitrator. Within thirty (30) days after receipt by a party of a written notice of arbitration, each party shall notify the other party of its designated arbitrator. The arbitrators so chosen shall designate a third neutral arbitrator by unanimous vote within ten
(10) days of their designation. The neutral arbitrator shall act as Chair to the arbitration. In the event that a neutral arbitrator is not designated pursuant to this subsection within said 10-day period, either party may request that the American Arbitration Association select such neutral arbitrator using its normal procedures.

        (iii) If a designated arbitrator cannot for any reason continue to serve as an arbitrator, then the party that so designated that arbitrator shall have the right to appoint a replacement for that arbitrator.

        (iv) An arbitration hearing shall be conducted not later than sixty (60) days after selection of the arbitrators. At the arbitration hearing, each party may make written and oral presentations to the arbitration panel, present testimony and written evidence, and examine witnesses. Legal privileges against disclosure shall apply.

        (v) The written decision of the arbitration panel shall be final and binding, and may be entered and enforced in any court of competent jurisdiction. Each party hereby waives any right to jury trial in connection with the enforcement of such written decision.

        (vi) Each party to the arbitration shall pay the fees and expenses of the arbitrator it designates and one-half of the fees and expenses of the neutral arbitrator and of the American Arbitration Association. Notwithstanding the foregoing, the arbitration panel, by majority vote, may assess arbitration costs and the costs and fees of the arbitrators against a party if it determines such party has brought or defended a claim in bad faith.

     12.16  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement under seal as of the date first above written.


                          AGREEMENT AND PLAN OF MERGER
                           COUNTERPART SIGNATURE PAGE
                           --------------------------

                           SNYDER COMMUNICATIONS, INC.

                           By: /s/ A. Clayton Perfall
                              ----------------------------------
                              Name:  A. Clayton Perfall
                              Title:  Chief Financial Officer


                           SNYDER AR ACQUISITION, LLC

                           By: /s/ A. Clayton Perfall
                              ----------------------------------
                              Name:  A. Clayton Perfall
                              Title:  Chief Financial Officer


                           ARNOLD COMMUNICATIONS, INC.

                           By: /s/ Edward Eskandarian
                              ----------------------------------
                              Name:  Edward Eskandarian
                              Title:  President

                           By: /s/ Joseph Teixeira
                              ----------------------------------
                              Name:  Joseph Teixeira
                              Title:  Treasurer

                          AGREEMENT AND PLAN OF MERGER
                           COUNTERPART SIGNATURE PAGE
                           --------------------------

                              STOCKHOLDERS:

                              /s/ Peter J. Raimondi
                              ----------------------------------
                              Peter J. Raimondi, Trustee of
                              The Eskandarian Family
                              Trust

                              /s/ Edward Eskandarian
                              ----------------------------------
                              Edward Eskandarian

                              /s/ Charles F. Kiefer, III
                              ----------------------------------
                              Charles F. Kiefer, III

                              /s/ Thomas E. Lawson
                              ----------------------------------
                              Thomas E. Lawson

                              /s/ Lynn A. Rotando
                              ----------------------------------
                              Lynn A. Rotando

                              /s/ Richard B. Emerson
                              ----------------------------------
                              Richard B. Emerson

                              /s/ Joseph Teixeira
                              ----------------------------------
                              Joseph Teixeira

                              /s/ Richard Britton
                              ----------------------------------
                              Richard Britton

                              /s/ Ron Lawner
                              ----------------------------------
                              Ron Lawner

                              /s/ Francis J. Kelly, III
                              ----------------------------------
                              Francis J. Kelly, III